As filed with the Securities and Exchange Commission on August 14, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3688459
(State or other Jurisdiction of Incorporation)	(I.R.S Employer Identification No.)

1001 Cambridge Drive

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices)

ISCO International, Inc. 2003 Equity Incentive Plan, as amended

(Full Title of the Plan)

Mr. John S. Thode

Chief Executive Officer

ISCO International, Inc.

1001 Cambridge Drive

Elk Gove Village, Illinois 60007

(847) 391-9400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPIES TO:

Barry M. Abelson, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103-2799 (215) 981-4000	Michael P. Gallagher, Esquire Pepper Hamilton LLP 1235 Westlakes Drive Suite 400 Berwyn, Pennsylvania 19312 (610) 640-7800

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.001 par value	23,000,000	$0.31	(2)	$7,130,000	(2)	$763	(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the ISCO International, Inc.’s common stock that become issuable by reason of any stock dividend, stock-split, recapitalization or other similar transaction effected with the receipt of consideration that increases the number of the ISCO International’s outstanding shares of common stock.
(2)	The amount is based on the average of the high and low sales price per share of ISCO International’s common stock on the American Stock Exchange on August 10, 2006 and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the ISCO International, Inc. 2003 Equity Incentive Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, the registration statement on Form S-8 (File No. 333-115967) filed May 28, 2004 is hereby incorporated by reference.

Item 8. Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit	Description
4.1	ISCO International, Inc. 2003 Equity Incentive Plan, as amended (1)

5.1*	Opinion of Pepper Hamilton LLP regarding legality of securities being registered

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Pepper Hamilton LLP (included in our Opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith.
(1)	Filed as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ISCO International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Elk Grove Village, Illinois on August 14, 2006.

ISCO INTERNATIONAL, INC.

By:	/s/ John S. Thode
John S. Thode Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints John Thode and Frank Cesario, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John S. Thode John S. Thode Chief Executive Officer	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2006

/s/ Frank Cesario Frank Cesario	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2006

/s/ James Fuentes James Fuentes	Chairman of the Board of Directors	August 14, 2006

/s/ Amr Abdelmonem Amr Abdelmonem	Chief Technology Officer and Director	August 14, 2006

/s/ George M. Calhoun George M. Calhoun	Director	August 14, 2006

/s/ Michael J. Fenger Michael J. Fenger	Director	August 14, 2006

/s/ Ralph Pini Ralph Pini	Director	August 14, 2006

/s/ Thomas L. Powers Thomas L. Powers	Director	August 14, 2006

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Pepper Hamilton LLP regarding legality of securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Pepper Hamilton LLP (included in our Opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on signature page)